Exhibit 99.1

    Point Therapeutics Presents Preclinical Anti-Tumor Data of Talabostat in
     Combination with Pemetrexed and Erlotinib at AACR-EORTC-NCI Conference

     BOSTON--(BUSINESS WIRE)--Nov. 17, 2005--Point Therapeutics, Inc. (NASDAQ:POTP) presented preclinical data on its lead product candidate talabostat, demonstrating anti-tumor activity when combined with either pemetrexed or erlotinib in a non-small lung cancer (NSCLC) xenograft model in immunodeficient mice at a poster session today at the AACR-EORTC-NCI International Conference on Molecular Targets and Cancer Therapeutics in Philadelphia, PA.
     As a single agent, talabostat caused a 35% greater reduction in tumor size than pemetrexed alone. Administration of 500 mg/kg of pemetrexed alone did not significantly impact tumor growth. When talabostat and pemetrexed were combined, the anti-tumor effect was significantly greater (p<0.005) than that of talabostat alone. The combination also achieved a 61% greater reduction in tumor size than pemetrexed alone, and this effect was significant (p<0.0005).
     As a single agent, talabostat caused a 33% greater reduction in tumor size than erlotinib alone. When erlotinib and talabostat were combined, the anti-tumor effect was significantly greater (p<0.01) than that of talabostat alone. The combination also achieved a 57% greater reduction in tumor size than erlotinib alone, and this effect was significant (p<0.00001).
     "These latest findings add to the preclinical data previously presented at the April 2005 AACR meeting that showed cooperative activity between docetaxel and talabostat," said Dr. Barry Jones, Senior Vice President of Research at Point Therapeutics, Inc. "I am encouraged by our latest preclinical findings because we now have preclinical data showing talabostat's cooperative activity with the three approved drugs for second-line non-small cell lung cancer - two chemotherapies and an EGFr inhibitor. These preclinical data, in combination with our Phase 2 clinical study results in non-small cell lung cancer, support the company's decision to initiate a Phase 3 clinical program combining talabostat with each of docetaxel and pemetrexed in metastatic non-small cell lung cancer," concluded Dr. Jones.

     About Point Therapeutics, Inc.:

     Point is a Boston-based biopharmaceutical company developing a family of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Point is currently studying its lead product candidate, talabostat, in a Phase 3 trial in NSCLC. Point is also studying talabostat in several Phase 2 trials, including as a single agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia, and in combination with gemcitabine in metastatic pancreatic cancer. In addition, Point's portfolio includes two other DPP inhibitors in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.

     Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements with respect to the company's clinical development programs and the timing of initiation and completion of its clinical trials. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "feels," "expects," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including the risk factors described in Point's quarterly report on Form 10-Q for the quarter ended September 30, 2005 and from time to time in Point's periodic and other reports filed with the Securities and Exchange Commission.

     CONTACT: Point Therapeutics, Inc.
              Sarah Cavanaugh, 617-933-7508
              Director, Corporate Communications